Exhibit 99

Third Quarter 2003 Financial Review

October 15, 2003

Forward-Looking Statements

Today’s conference call, including this presentation, may contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the company and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; significant changes in the anticipated economic scenario which could materially change anticipated credit quality trends; the ability to generate loans and leases; significant cost, delay in, or ability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; and significant changes in accounting, tax, or regulatory practices or requirements and factors noted in connection with forward-looking statements. Additionally, borrowers could suffer unanticipated losses without regard to general economic conditions. The results of these and other factors could cause differences from expectations in the level of defaults, changes in the risk characteristics of the loan and lease portfolio, and changes in the provision for loan and lease losses. Provident undertakes no obligations to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Third Quarter 2003 Financial Review

Introduction
Tayfun Tuzun
Senior Vice President, Treasury

Overview, Updates & Outlook
Robert L. Hoverson
President & Chief Executive Officer

Financial Results & Earnings Review
Christopher J. Carey
Executive Vice President & Chief Financial Officer

Credit Review
James L. Gertie
Executive Vice President & Chief Credit & Risk Officer

Question & Answer Session

Earnings Overview & Updates

■	Realized 15% earnings per share growth over last year’s third quarter

—	Significant improvement in credit performance

◆	Non-performing assets continue to decline

◆	Net charge-offs at their lowest level since June 2000

◆	Loss coverage ratios at their highest level since September 2001

—	Selected lending portfolios up

◆	Prime Home Equity, Middle-Market Equipment Leasing

◆	Lending portfolios in businesses being exited continue to decline

—	Weakness in subprime whole-loan sale business during quarter

—	Continued emphasis on growing deposits

—	Lower expenses

■	Sale of Florida branch network scheduled to close on November 21

—	Expected pre-tax gain of approximately $70 million or 93 cents per share

Third Quarter 2003 Financial Results

■	Reported EPS of 54 cents

■	Linked quarter loan growth up in selected portfolios

—	Prime Home Equity up 32%

—	Middle-Market Equipment Leasing up 13%

■	EOP retail and commercial deposits increased 10% over 3Q-02

■	Net interest income and net interest margin negatively impacted by last quarter’s sale of subprime mortgage portfolio

—	Partially offset by lower provision expense and charge-offs

■	Non-interest expenses decreased by 20% from last quarter (excluding leasing expense and disposition costs of subprime loans)

Linked quarter growth annualized

Financial Performance Highlights

	Quarter
	3Q-03	2Q-03	1Q-03	4Q-02	3Q-02

Earnings Per Share
Reported	$ 0.54	$ 0.26	$ 0.51	$ 0.52	$ 0.47
Adjusted *	—	$ 0.54	—	—	—
Return on Equity
Reported	12.91%	5.85%	11.76%	12.38%	11.33%
Adjusted *	—	12.12%	—	—	—
Return on Assets
Reported	0.62%	0.30%	0.59%	0.62%	0.59%
Adjusted *	—	0.61%	—	—	—
Net Interest Margin	2.01%	2.32%	2.37%	2.36%	2.37%

* Excluding impact of second quarter transactions

Non-Interest Income

($ in millions)
	Quarter
	3Q-03	2Q-03	3Q-02	3Q-03 % change from 3Q-02

Service Charges on Deposit Accounts	$ 12.9	$ 12.4	$ 11.7	11%
Loan Servicing Fees	6.9	9.4	9.0	-23%
Commercial Mortgage Banking Revenue	10.1	10.8	5.4	88%
Other Service Charges & Fees	13.5	12.9	10.7	26%
Leasing Income	127.0	132.2	150.1	-15%
Cash Gain on Sale of Loans	4.6	7.1	5.0	-9%
Warrant Gains	—	1.3	—	n/m
Net Securities Gains/(Losses)	5.1	0.9	0.6	n/m
Net Gain on Merchant Services Business	—	19.0	—	n/m
Other	6.2	7.6	5.8	6%

Total	$186.3	$213.8	$198.4	-6%

Non-Interest Expense

($ in millions)
	Quarter
	3Q-03	2Q-03	3Q-02	3Q-03 % change from 3Q-02

Salaries, Wages & Benefits	$ 60.7	$ 65.8	$ 57.1	6%
Charges & Fees	7.4	7.9	7.0	5%
Occupancy	6.2	6.5	5.9	6%
Leasing Expense	86.1	90.8	102.7	-16%
Equipment Expense	6.4	6.8	5.7	13%
Disposition Cost of Subprime Loans	—	6.9	—	n/m
Other	41.3	41.4	37.7	10%

Total	$208.1	$226.1	$216.1	-4%

Average Loan Growth

($ in millions)
	Linked Quarter
	3Q-03	2Q-03	3Q-03 % change from 2Q-03

Commercial	$7,200	$7,193	0%
Consumer	1,753	1,504	66%
Residential Mortgage	12	486	n/m

Total	$8,965	$9,183	-9%

Linked-quarter growth annualized

Continued Deposit Growth

+10%
$6.5 B
EOP Retail & Commercial Deposits 3Q-02
$7.1 B
EOP Retail & Commercial Deposits 3Q-03
# of New DDAs
+8%
43,760
47,129
YTD 2002
YTD 2003

Credit Trends

■	Solid quarter for credit results

—	NPA trend improving and sustainable

◆	Reserve coverage of NPA reflecting prior assumptions of improvement

—	Charge-offs improved at 57 b.p. annualized rate

◆	Improvement in most sectors; beginning to find sustainable levels in commercial

◆	Real estate performance continues strong

◆	Mid-ticket leasing continues excellent results masked by losses on larger ticket exit business

◆	Portfolio mix improvements will continue to be reflected in future results

—	Strategic reduction in higher risk portfolios continues

Credit Quality & ALLL Coverage Improved

$250,000
$200,000
$150,000
$100,000
$50,000
$0
($ in thousands)
150%
130%
110%
90%
70%
50%
1Q02
2Q02
3Q02
4Q02
1Q03
2Q03
3Q03
ALLL
NPAs
ChargeOffs
ALLL/NPA

Reducing Higher Risk Exposures

■	Continuing to pursue opportunities to reduce risk exposures and reposition or exit businesses that are not in line with operating strategy

EOP Loan & Lease Balances ($ in millions)

Summary & Outlook

■	Solid third quarter earnings performance versus third quarter 2002

■	Low double-digit EPS growth in fourth quarter despite shortfall in mortgage sale revenues

■	Significant improvement in credit metrics creating strong momentum in earnings growth

■	Early indications on 2004 performance are encouraging

—	Expectations of a recovering economy will enhance revenue growth

—	Credit will continue to improve

—	Expense control measures will improve operating efficiency

■	Focused on growing selected business lines with a renewed emphasis and commitment to provide a superior customer experience

Provident Financial Group, Inc.